                                                                     EXHIBIT 4.5

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                           NEOGENE TECHNOLOGIES, INC.

                                     WARRANT

                            Dated: December 18, 2000


        NeoGene Technologies, Inc., a California corporation (the "Company"), hereby certifies that, for value received, Societe Generale, a bank organized under the laws of France, or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of Nine Thousand Three Hundred Eighty-Seven (9,387) shares of the common stock, no par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $45.00 per share (as adjusted from time to time as provided in Section 7, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including December 18, 2005 (the "Expiration Date"), and subject to the following terms and conditions:

        1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

        2. Registration of Transfers and Exchanges.

                (a) This Warrant or the Warrant Shares issued upon any exercise hereof may only be transferred (i) pursuant to an effective registration statement under the Securities Act, (ii) to the Company or (iii) pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In connection with any transfer of this Warrant or any Warrant Shares, other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel to the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the Securities Act. Holder agrees to the imprinting, so long as is required by applicable securities laws, of a legend substantially similar to that first above written on any New Warrant (as defined in Section 2(b) below). Any such transferee shall agree by virtue of having a New Warrant registered in its name in accordance with

Section 2(b) below to be bound by the terms of this Warrant and shall have the rights of Holder under this Warrant.

                (b) The Company shall register the transfer of any portion of this Warrant in conformance with Section 2(a) on the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to
Section 11. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

                (c) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company pursuant to Section 3(b), for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.

        3. Duration and Exercise of Warrant.

                (a) This Warrant shall be exercisable by the then registered Holder on any business day before 5:00 P.M., California time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:00 P.M., California time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

                (b) Subject to Sections 2(c) and 4, upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice set forth in Section 11 and upon payment, if applicable, of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly, but in no event later than 3 business days after the applicable Date of Exercise (as defined below), issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become the holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. Notwithstanding the foregoing, subject to applicable law, in the event the Holder may resell shares of Common Stock acquired upon exercise of this Warrant without restriction pursuant to an effective registration statement or otherwise, the Company shall cause the transfer agent with respect to its Common Stock, if such transfer agent is then participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, to electronically transmit the shares of Common Stock issuable to the Holder upon exercise of this Warrant by crediting the account of the Holder's prime broker with DTC through DTC's Deposit Withdrawal Agent Commission ("DWAC") system, within 3 business days after exercise of this Warrant by the Holder.

                A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment,



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

if applicable, of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

                (c) Subject to the limitations set forth in Section 3(d) below, this Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

                (d) This Warrant is issued together with shares of the Company's Series B Preferred Stock (the "Preferred Shares") pursuant to the terms of that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of December 18, 2000, among the Company, NeoTherapeutics, Inc., a Delaware corporation ("NeoTherapeutics"), and Societe Generale (the "Initial Holder"). Pursuant to the Purchase Agreement, the Initial Holder has the right in certain circumstances to exchange all or a portion of the Preferred Shares for convertible preferred stock of NeoTherapeutics. Upon the completion of any such exchange, this Warrant shall be exercisable for a number of Warrant Shares equal to one-half of the number of Warrant Shares for which this Warrant would otherwise be exercisable (which amount shall be proportionately adjusted to reflect any adjustments to the number of Warrant Shares issuable upon exercise of this Warrant made pursuant to Section 7 below); provided, however, that if less than all of the Preferred Shares are so exchanged, the number of Warrant Shares for which this Warrant shall be exercisable shall equal (i) one-half of the number of Warrant Shares for which this Warrant would otherwise be exercisable plus (ii) a percentage of the other half of such number of Warrant Shares equal to the percentage of Preferred Shares not so exchanged.

                (e) Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings (except as otherwise set forth in Section 7(g) herein).

        4. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

        5. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, reasonably satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

        6. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number


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

of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 7). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued, fully paid and nonassessable.

        7. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7.

                (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock (or on any other class of capital stock and not the Common Stock) payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately before such event by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. The number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted upon such adjustment of the Exercise Price by multiplying the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment by a fraction of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

                (b) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such exercise to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 7(b) upon any exercise following any such reclassification or share exchange.

                (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 7(a), (b) and (d) and other than with respect to rights granted pursuant to a stockholders rights plan adopted by the Company), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination


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

of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the fair market value of one Warrant Share determined in accordance with Section 8(b) below as of the record date mentioned above, and of which the numerator shall be such fair market value of one Warrant Share determined in accordance with Section 8(b) below as of such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (the "Appraiser"). The number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted upon such adjustment of the Exercise Price by multiplying the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment by a fraction of which the numerator shall be the fair market value of one Warrant Share determined in accordance with
Section 8(b) below as of the record date mentioned above and the denominator shall be such fair market value of one Warrant Share determined in accordance with Section 8(b) below as of such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding shares of Common Stock as determined by the Appraiser.

                (d) In case of the closing of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (on a book value basis) in one or a series of related transactions, or (3) tender or other offer or exchange (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, stock, cash or property of the Company or another Person; then the Holder shall have the right thereafter to (A) exercise this Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon exercise of this Warrant to receive such amount of securities, cash and property as the Common Stock for which this Warrant could have been exercised immediately prior to such merger, consolidation or sale would have been entitled, or (B) in the event of an exchange or tender offer or other transaction contemplated by clause (3) of this Section 7(d), tender or exchange this Warrant for such securities, stock, cash and other property receivable upon or deemed to be held by holders of Common Stock that have tendered or exchanged their shares of Common Stock following such tender or exchange, and the Holder shall be entitled upon such exchange or tender to receive such amount of securities, cash and property as the shares of Common Stock for which this Warrant could have been exercised immediately prior to such tender or exchange would have been entitled as would have been issued. The terms of any such merger, sale, consolidation, tender or exchange shall include such terms so as continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

                (e) For the purposes of this Section 7, the number of shares of Common Stock outstanding at any time shall be deemed to include the aggregate maximum number of shares of Common Stock deliverable upon exercise, conversion or exchange, as applicable (assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability, as applicable, including, without limitation, the passage of time), of any options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities then outstanding.


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

                (f) All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                (g) If:

                        (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                        (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                        (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                        (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                        (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at such Holder's last address as it shall appear upon the Warrant Register, at least 15 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

        8. Payment of Exercise Price. The Holder shall pay the Exercise Price in one of the following manners:

                (a) Cash Exercise. The Holder may deliver immediately available funds by certified check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company; or

                (b) Cashless Exercise. The Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:


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

                             X = Y (A - B)
                                 ---------
                                      A

Where          X = The number of Warrant Shares to be issued to the Holder.

               Y = The number of Warrant Shares with respect to which this
                   Warrant is being exercised.

               A = The fair market value of one Warrant Share on the Date of
                   Exercise.

               B = The Exercise Price.

                        For purposes of this Section 8(b), the "fair market value" of one Warrant Share on the Date of Exercise shall mean:

                        (i) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the initial "Price to Public" specified in the final prospectus with respect to the offering;

                        (ii) if this Warrant is exercised after, and not in connection with, the Company's initial public offering of its Common Stock, and if the Company's Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

                                (A) if the Company's Common Stock is traded on a
securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Date of Exercise; or

                                (B) if the Company's Common Stock is actively
traded over-the-counter, the fair market value shall be deemed to be average of the closing bid or, if the closing bid is not reported, the closing sales price for the five (5) trading days immediately prior to (but not including) the Date of Exercise; or

                        (iii) if neither (i) nor (ii) is applicable, the fair market value of one Warrant Share shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition including the sale, conveyance or disposal of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, other than a merger effected exclusively for the purpose of changing the domicile of the Company, in which case the fair market value of one Warrant Share shall be deemed to be the value received by the holders of Common Stock pursuant to such acquisition.

        9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which


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

shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

        10. Certain Exercise Restrictions. Notwithstanding any other provision of this Warrant, as of any date prior to the Expiration Date, the aggregate number of shares of Common Stock with respect to which this Warrant may be exercised, together with any other shares of Common Stock then beneficially owned (as defined in the Securities Exchange Act of 1934, as amended) by the Holder and its affiliates, shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date. The Company shall have no obligation to monitor compliance with the foregoing limitation.

        11. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (California time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (California time) on any date and earlier than 11:59 p.m. (California time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or
(iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 157 Technology Drive, Irvine, CA 92618, Attention: Chief Financial Officer, or to facsimile no. (949) 788-6706, with a copy to Latham & Watkins, 650 Town Center Drive, Suite 2000, Costa Mesa, California 92626, attention Alan W. Pettis, Esq., or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 11, with a copy to Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, attention J. Eric Maki, Esq.

        12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. The Company may appoint a new warrant agent upon notice to the Holder in accordance with Section 11. Any corporation into which the Company may be merged or any corporation resulting from any consolidation to which the Company shall be a party or any corporation to which the Company transfers substantially all of its corporate assets shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

        13. Miscellaneous.

                (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                (b) Subject to Section 13(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right,


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

remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

                (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                     [Remainder of page intentionally blank]


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

                IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.



                                            NEOGENE TECHNOLOGIES, INC.


                                            By: /s/ Samuel Gulko
                                               ---------------------------------
                                               Samuel Gulko
                                               Chief Financial Officer


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

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To NeoGene Technologies, Inc.:

                In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase __________ shares of the common stock ("Common Stock"), no par value per share, of NeoGene Technologies, Inc. and if such Holder is not utilizing the Cashless Exercise provisions set forth in the Warrant, encloses herewith $__________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

                The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            TAX IDENTIFICATION NUMBER

                                            ------------------------------------


--------------------------------------------------------------------------------
                         (Please print name and address)

                If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:  __________, ____                    Name of Holder:

                                            (Print)
                                                   -----------------------------

                                            (By:)
                                                 -------------------------------

                                            (Name:)
                                            (Title:)
                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the
                                            Warrant)

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the right represented by the Warrant enclosed with this Form of Assignment to purchase __________ shares of the common stock of NeoGene Technologies, Inc. to which the Warrant relates and appoints ____________________ attorney to transfer said right on the books of NeoGene Technologies, Inc. with full power of substitution in the premises.


Dated:  __________, ____


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                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the
                                            Warrant)


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                                            Address of Transferee

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In the presence of:


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